UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Western Line of Credit Amendment

As previously disclosed, Lodging Fund REIT III OP, LP (the “Operating Partnership”), which is the operating partnership subsidiary of Lodging Fund REIT III, Inc. (the “Company”) entered into a $5.0 million revolving line of credit loan agreement dated as of February 10, 2020 with Western State Bank (as previously amended on January 19, 2021, May 6, 2021, May 5, 2022, December 15, 2022, April 15, 2023, July 31, 2023, and October 9, 2023 the “Western Line of Credit”). As previously disclosed, on October 9, 2023, the Western Line of Credit was amended to extend the maturity date of the Western Line of Credit from September 15, 2023 to November 15, 2023. Additionally, this amendment also reduced the maximum credit to $4.67 million and required the Operating Partnership to pay Western State Bank a principal curtailment of $0.3 million. On December 27, 2023, the Operating Partnership, the Company, Corey Maple, LF3 Fargo Med, LLC, LF3 Eagan, LLC, and LF3 Cedar Rapids, LLC entered into a Change in Terms Agreement (the “Western Amendment”) in connection with the Western Line of Credit. The Western Amendment extends the maturity date of the Western Line of Credit from November 15, 2023 to April 30, 2024. The Western Line of Credit is secured by the Company’s Hampton Inn hotel property in Eagan, Minnesota, the Company’s Holiday Inn Express hotel property in Cedar Rapids, Iowa, the Company’s Hampton Inn hotel property in Fargo, North Dakota and limited partnership units of the Operating Partnership. No other changes were made to the Western Line of Credit as a result of the Western Amendment. As of January 3, 2024, $4.67 million is outstanding under the Western Line of Credit.

NHS Loan

As previously disclosed, on March 6, 2023, Lodging Fund REIT III OP, LP (the “Operating Partnership”), which is the operating partnership of Lodging Fund REIT III, Inc. (the “Company”), entered into a $600,000 loan agreement (the “NHS Loan”) with NHS, LLC dba National Hospitality Services (“the NHS Lender”). The NHS Lender is owned by Norman Leslie, a director and executive officer of the Company and a principal of the Company’s external advisor, Legendary Capital REIT III, LLC. On December 28, 2023, the Operating Partnership and the Company entered into a Change in Terms Agreement (the “NHS Amendment”) in connection with the NHS Loan. The NHS Amendment extends the maturity date from July 6, 2023, to January 31, 2024. Additionally, in lieu of monthly interest payments, all accrued interest shall be due and payable on the maturity date with the full principal balance. No other changes were made to the NHS Loan as a result of the NHS Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: January 3, 2024	BY:	/s/ Samuel C. Montgomery
Samuel C. Montgomery
Chief Financial Officer